Exhibit 5.1

October 21, 2011

Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Re:	Fortress Investment Group LLC Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Fortress Investment Group LLC, a Delaware limited liability company (the “Company”), in connection with the registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of the following securities of the Company: (i) Class A shares representing Class A limited liability company interests in the Company (the “Shares”); (ii) preferred shares representing limited liability company interests in the Company, to be issued in one or more series (the “Preferred Shares”); (iii) depositary receipts representing interests in a series of Preferred Shares, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and one or more depositaries to be named in the applicable Deposit Agreements (each, a “Depositary”); (iv) warrants (the “Warrants”) to purchase equity securities as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreements (each, a “Warrant Agent”); (v) subscription rights (the “Subscription Rights”) to purchase Shares, Preferred Shares or other securities which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into between the Company and one or more subscription agents to be named in the applicable Subscription Rights Agreements (each, a “Subscription Agent”); (vi) purchase contracts (the “Purchase Contracts”), entitling or obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, equity securities issued by the Company or debt or equity securities issued by third parties at a future date or dates, which may be issued under one or more purchase contract agreements proposed to

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October 21, 2011

be entered into by the Company and one or more purchase contract agents to be named in the applicable purchase contract agreements (each, a “Purchase Contract Agent”); (vii) purchase units (the “Purchase Units”), each consisting of a Purchase Contract and debt obligations of third parties, including U.S. Treasury securities, or other securities (or any combination of the foregoing), securing the holders’ obligations to purchase or to sell the securities under the applicable Purchase Contracts; and (viii) such indeterminate amount and number of each class of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, “Indeterminate Securities”). The Shares, the Preferred Shares, the Depositary Shares, the Warrants, the Subscription Rights, the Purchase Contracts, the Purchase Units and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Offered Securities;

(ii)	the Certificate of Formation of the Company, dated November 6, 2006, as certified by the Secretary of State of the State of Delaware;

(iii)	the Certificate of Amendment of the Certificate of Formation of the Company, dated February 1, 2007, as certified by the Secretary of State of the State of Delaware;

(iv)	the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 10, 2009, as certified by David N. Brooks, Secretary of the Company (the “Amended and Restated LLC Agreement”);

(v)	a specimen certificate evidencing the Shares; and

(vi)	certain resolutions adopted by the board of directors of the Company (the “Board of Directors”), relating to the registration of the Offered Securities and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

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October 21, 2011

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, limited liability company or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that each Deposit Agreement, Warrant Agreement, Subscription Right Agreement, Purchase Contract and Purchase Unit will be duly authorized, executed and delivered by the applicable Depositary, Warrant Agent, Subscription Agent or Purchase Contract Agent, as the case may be, and that each Receipt, Warrant, Subscription Rights Certificate, Purchase Contract or Purchase Unit that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Depositary, Warrant Agent, Subscription Agent or Purchase Contract Agent, as the case may be. We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Deposit Agreements, the Subscription Rights Agreements, the Purchase Contracts and the Purchase Units, and that such choice is a valid and legal provision.

In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under each Deposit Agreement, Warrant Agreement, Subscription Rights Agreement, Purchase Contract, and Purchase Unit, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its assets are subject, except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments listed on the exhibit index in Part II of the Registration Statement, (ii) any law, rule or regulation to which the Company or its assets is subject, except that we do not make the assumption set forth in this clause (ii) with respect to Applicable Law (as defined below), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. In addition, we have assumed the Company’s Fourth Amended and Restated Limited Liability Company Agreement, dated August 10, 2009 is the only limited liability company agreement as defined under the DLLCA of the Company.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to the laws of the State of New York and the limited liability company laws of the State of Delaware that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Applicable Law”). We

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do not express any opinion with respect to the law of any jurisdiction other than Applicable Law or as to the effect of the law of any jurisdiction other than Applicable Law on the opinions herein stated. The Offered Securities may be issued from time to time on an immediate, delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to any Shares offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Shares (the “Offered Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby (the “Pricing Committee”), and appropriate officers of the Company have taken all necessary limited liability company action to approve the issuance of the Offered Shares and related matters; (v) terms of the issuance and sale of the Offered Shares have been duly established and are then in conformity with the Amended and Restated LLC Agreement as then in effect (the “LLC Agreement”) so as not to violate any applicable law or the LLC Agreement, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) the Offered Shares have been registered by the transfer agent and registrar of the Shares, and have been delivered upon payment in full of the consideration payable with respect to the Offered Shares as determined by the Board of Directors and the Pricing Committee thereof and as contemplated by any applicable underwriting agreement, the Offered Shares will be validly issued and fully paid and, under the DLLCA, the holders of such Offered Shares will have no obligation to make further payments for the purchase of the Offered Shares or contributions to the Company solely by reason of their ownership of the Offered Shares, except for their obligation to repay any funds wrongfully distributed to them.

2. With respect to the any series of Preferred Shares offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Preferred Shares (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including the Pricing Committee, and appropriate

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officers of the Company have taken all necessary limited liability company action to approve the issuance, sale and terms of the Offered Preferred Shares and related matters; (v) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established and are then in conformity with the LLC Agreement, relating to the Offered Preferred Shares, so as not to violate any applicable law or the LLC Agreement, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Preferred Shares have been registered by the transfer agent and registrar, and have been delivered upon payment in full of the consideration payable with respect to the Offered Preferred Shares as determined by the Board of Directors and the Pricing Committee thereof and as contemplated by any applicable underwriting agreement, the Offered Preferred Shares will be validly issued and fully paid and, under the DLLCA, the holders of such Offered Preferred Shares will have no obligation to make further payments for the purchase of the Offered Preferred Shares or contributions to the Company solely by reason of their ownership of the Offered Preferred Shares, except for their obligation to repay any funds wrongfully distributed to them.

3. With respect to any Depositary Shares to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including the Pricing Committee, and appropriate officers of the Company have taken all necessary limited liability company action to approve the issuance and terms of the Offered Depositary Shares and the related series of Preferred Shares, the applicable Deposit Agreement and related matters; (v) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law or the LLC Agreement, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Preferred Shares relating to such Offered Depositary Shares have been duly authorized for issuance; (vii) the applicable Deposit Agreement has been duly executed and delivered; (viii) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Deposit Agreement to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, and the Offered Depositary Shares have been delivered to the Depositary for deposit in accordance with the applicable Deposit Agreement; and (ix) the receipts related to the Offered Depositary Shares evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Shares with the Depositary in accordance with the applicable Deposit Agreement, such

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receipts will be validly issued and will entitle the holders thereof to the rights specific therein and in the Deposit Agreement, the Offered Depository Shares (including any Depository Shares duly issued upon conversion, exchange or exercise of any Preferred Shares or Warrants), when issued and sold in accordance with the applicable Deposit Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

4. With respect to any series of Warrants offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Warrants (the “Offered Warrants”), when (i) the Registration Statement as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including the Pricing Committee, and appropriate officers of the Company have taken all necessary limited liability company action to approve the issuance and terms of the Offered Warrants and the Offered Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or the LLC Agreement or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement in the applicable form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5. With respect to any Subscription Rights offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Subscription Rights (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally

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amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Subscription Rights are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including the Pricing Committee, and appropriate officers of the Company have taken all necessary limited liability company action to approve the issuance and terms of the Offered Subscription Rights, the Offered Securities of the Company into which the Offered Subscription Rights are exercisable, the Subscription Rights Agreement and related matters; (v) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established in conformity with the Subscription Rights Agreement and Subscription Rights Certificate so as not to violate any applicable law, the LLC Agreement or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Agent; (vi) Shares, Preferred Shares or other securities relating to such Offered Subscription Rights have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Subscription Right Certificates related to the Offered Subscription Rights in the applicable form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto have been duly executed, delivered and countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the applicable Subscription Rights Agreement, the related Subscription Rights Certificate and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

6. With respect to any Purchase Contracts offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Purchase Contracts (the “Offered Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Purchase Contracts are to be sold pursuant to firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including the Pricing Committee, and

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appropriate officers of the Company have taken all necessary limited liability company action to approve the issuance and terms of the Offered Purchase Contracts and related matters; (v) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established with the applicable Purchase Contract Agreement so as not to violate any applicable law or the LLC Agreement, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Purchase Contract Agent; and (vi) the applicable Offered Purchase Contracts have been duly executed and delivered and duly issued and sold in the applicable form to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Purchase Contracts, when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

7. With respect to any Purchase Units offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Purchase Units (the “Offered Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Purchase Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including the Pricing Committee, and appropriate officers of the Company have taken all necessary limited liability company action to approve the issuance and terms of the Offered Purchase Units and related matters; (v) the terms of the Offered Purchase Units and the related Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement so as not to violate any applicable law or the LLC Agreement, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Purchase Contract Agent; (vi) any Purchase Contracts and debt obligations of third parties, including U.S. Treasury securities, or other securities (or any combination of the foregoing) included in such Offered Purchase Units have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Offered Purchase Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Purchase Contract Agreement in the applicable form to be filed on a Current Report on Form 8-K or other applicable periodic

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report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Purchase Units, when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP